UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 16, 2007
HASTINGS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-24381 (Commission File Number)	75-1386375 (IRS Employer Identification No.)
3601 Plains Blvd.
Amarillo, Texas 79102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (806) 351-2300
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HASTINGS ENTERTAINMENT, INC.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Hastings Entertainment, Inc. (“Hastings” or the “Company”) announces that Victor D. Fuentes, age 41, has been promoted to the position Vice President and Divisional Merchandise Manager, responsible for Books, Movies, Video Games, Consumer Electronics and all Used Product Initiatives, effective October 16, 2007. Mr. Fuentes has served as Divisional Merchandise Manager of Movies, Video Games, and Consumer Electronics since June 2006. From June 2000 to June 2006, he served as Senior Product Director of Movies and Video Games. Mr. Fuentes joined Hastings in 1987 as a store associate. In September 1989, he was promoted to the corporate office and subsequently held various positions in the Company prior to serving as Senior Buyer from September 1994 to May 2000.
Mr. Fuentes’ employment is subject to an employment contract with the Company. He will receive a base salary of $155,000 per year and will be eligible for an annual bonus ranging from 0% to 20% of eligible salary.
Mr. Fuentes will be granted options covering 10,000 shares of Common Stock.

HASTINGS ENTERTAINMENT, INC.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2007	Hastings Entertainment, Inc.
(Registrant)

	By:	/s/ Dan Crow

Dan Crow
Vice President,
Chief Financial Officer
(Principal Financial and Accounting Officer)